Exhibit 21



                              THERMO FIBERGEN INC.

                         Subsidiaries of the Registrant



   At February 28, 1997, Thermo Fibergen Inc. owned the following companies:


                                             State or          Registrant's
                                           Jurisdiction            % of
   Name                                  of Incorporation        Ownership
   ---------------------------------     ----------------      ------------

   GranTek Inc.                              Wisconsin             100%